UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: January 31, 2024
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 2.02.     Results of Operations and Financial Condition.
On February 1, 2024, Arrow Financial Corporation (the "Company") issued a press release containing unaudited financial information and accompanying discussion for the year-to-date period ended December 31, 2023.  A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 5.03 Amendment to Articles of Incorporation or ByLaws; Change in Fiscal Year.
On January 31, 2024, the Board approved and adopted an amendment and restatement of the Company’s bylaws (as amended and restated, the “Amended and Restated Bylaws”), effective as of that date. The amendments contained in the Amended and Restated Bylaws include, among other things:

a.employing the use of gender-neutral language throughout the By-laws;
b.amending Sections 2.1 and 3.9 to expressly allow for shareholder and board meetings to be conducted through means of remote communications pursuant to New York Business Corporation Law (“NYBCL”) Sections 602 and 708, respectively;
c.amending Section 2.1 to provide for requirements and procedures for the postponement of a meeting of the shareholders;
d.amending Section 2.2 to clarify that the adjournment, recess, or postponement of an annual meeting of the shareholders shall not provide a new period for a shareholder to provide notice of a proposal of business to be transacted at that meeting;
e.amending Section 2.5 to clarify the determination of the shareholders of record for an adjourned meeting;
f.amending Section 2.9 to clarify the policies and procedures for an adjourned meeting of the shareholders and the notice requirements related to such an adjournment;
g.amending Section 2.10 to clarify the scope of a proxy authorization;
h.amending Sections 2.12 and 2.13 to set forth a clear protocol for determining who shall lead a meeting of the shareholders in the absence of the Chairman of the Board and the methods of conducting such a meeting;
i.amending Section 3.4.2 to establish the requirements for submitting shareholder notice of a director nomination in compliance with stockholder proxy solicitations for director nominees;
j.amending Sections 3.18 and 4.2 to expressly allow for obtaining the written consent of Directors, including in their role as members of Board committees, through electronic means in accordance with NYBCL Section 708; and
k.amending Section 4.1 to clarify the voting power of the chair of the executive committee of the Board; and
l.incorporating other technical and conforming revisions and clarifications.

The foregoing is a summary of the Amended and Restated Bylaws only, and is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K.

Item 7.01.     Regulation FD Disclosure.
On February 1, 2024, the Company made available certain presentation material (the "Fourth Quarter 2023 Investor Presentation"), which includes among other things, a review of financial results and trends through the period ended December 31, 2023. The furnished Fourth Quarter 2023 Investor Presentation should be read in conjunction with our Earnings Release for the quarter ended December 31, 2023.
A copy of the presentation material is included as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

The information furnished under this Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01.     Other Events.
On January 31, 2024, the Board of Directors (the “Board”) of Arrow Financial Corporation (the “Company”) declared a quarterly cash dividend of $0.27 per share payable February 23, 2024 to shareholders of record on February 12, 2024.

A copy of the press release announcing the quarterly cash dividend is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
Exhibit No. Description
Exhibit 3.1 Arrow Financial Corporation By-Laws (Originally adopted 7/2/90, as amended through 1/31/24)
Exhibit 99.1 Arrow Financial Corporation Earnings Press Release dated February 1, 2024
Exhibit 99.2 Arrow Financial Corporation Fourth Quarter 2023 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date:	February 1, 2024	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer